HPIL Holding Announces Service and Consulting Agreement with O.R.C.

SAGINAW, MI, June 13, 2014 (MARKETWIRE via COMTEX).

HPIL Holding (the "Company" or “HPIL”) (OTCQB: HPIL) is pleased to announce that its wholly owned subsidiary HPIL ENERGYETCH Inc., on June 10, 2014, entered into a Service and Consulting Agreement (the “Agreement”) with O.R.C. SRL, a private company focused on investing in the energy sector. HPIL ET shall provide O.R.C. the service and consulting described in the Agreement beginning on June 10, 2014. The term of the Agreement is two year unless terminated earlier by either party.

Louis Bertoli, President & CEO of HPIL Holding said “We have entered into an agreement  with O.R.C. SRL through HPIL Holding’s wholly owned subsidiary HPIL ENERGYTECH Inc. We are pleased to work with O.R.C. SRL and service their requirements. “

Mr. Ignazio Minetta, President of O.R.C. SRL, said “We are pleased with our agreement with HPIL ENERGYTECH Inc. and look forward to working with the entire HPIL HOLDING Group”.

Safe Harbor:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased," "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

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